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                                                                   EXHIBIT 10.24

                SECOND AMENDED AND RESTATED TAX MATTERS AGREEMENT

      THIS SECOND AMENDED AND RESTATED TAX MATTERS AGREEMENT, dated as of June 29, 2004 (as supplemented, amended, modified, restated or replaced from time to time this "AGREEMENT"), is made between ARABICA FUNDING, INC., a Delaware corporation ("ARABICA") and CARIBOU COFFEE COMPANY, INC. a Minnesota corporation (the "COMPANY").

                             PRELIMINARY STATEMENTS

      A. On December 27, 2000, the Company sold certain assets to Arabica pursuant to that certain Asset Purchase Agreement dated as of such date between the Company and Arabica, as amended and restated by that certain Amended and Restated Asset Purchase Agreement, dated as of April 25, 2001 (the "ORIGINAL ASSET PURCHASE AGREEMENT").

      B. Upon the completion of such purchase, Arabica and the Company entered into (i) a Lease and License Financing and Purchase Option Agreement, dated as of December 27, 2000, as amended and restated by that certain Amended and Restated Lease and License Financing and Purchase Option Agreement, dated as of April 25, 2001, pursuant to which Arabica leased such assets to the Company, (the "ORIGINAL LEASE") (ii) a Supplemental Agreement, dated as of December 27, 2000, as amended and restated by that certain Amended and Restated Supplemental Agreement, dated as of April 25, 2001, pursuant to which the Company has agreed to execute certain tasks related to the Equipment (the "ORIGINAL SUPPLEMENTAL AGREEMENT"), and (iii) a Tax Matters Agreement, dated as of December 27, 2000, as amended and restated by that certain Amended and Restated Tax Matters Agreement dated April 25, 2001 (the "ORIGINAL AGREEMENT"), to address certain tax issues. In connection therewith, the Company issued to Arabica a Put Option Letter, dated December 27, 2000, as amended and restated by that certain Amended and Restated Put Option Letter (the "ORIGINAL PUT OPTION LETTER") and Arabica issued to the Company a Call Option Letter (the "ORIGINAL CALL OPTION LETTER"), dated December 27, 2000, as amended and restated by that certain Amended and Restated Call Option Letter.

      C. Arabica and the Company have entered into that certain Second Amended and Restated Asset Purchase Agreement, dated the date hereof (the "AMENDED ASSET PURCHASE AGREEMENT"), pursuant to which the Company may from time to time sell certain assets to Arabica.

      D. Arabica and the Company have entered into that certain Second Amended and Restated Lease and License Financing and Purchase Option Agreement, dated the date hereof (the "AMENDED LEASE"), which Amended Lease amends and restates the Original Lease. In connection therewith, Arabica and the Company have (i) entered into a Second Amended and Restated Supplemental Agreement, dated the date hereof (the "AMENDED SUPPLEMENTAL AGREEMENT"), which Amended Supplemental Agreement amends and restates the Original Supplemental Agreement, (ii) entered into a Second Amended and Restated Put Option Letter, dated the date hereof (the "AMENDED PUT OPTION LETTER"), which Second Amended Put Option Letter amends and restates the Original Put Option Letter, and (iii) entered into a Amended and

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Restated Call Option Letter, dated the date hereof (the "AMENDED CALL OPTION
LETTER"), which Amended Call Option Letter amends and restates the Original Call Option Letter.

      E. Arabica and the Company are entering into this Agreement to address certain U.S. federal and state tax issues arising from the transactions contemplated by the Amended Asset Purchase Agreement, the Amended Lease, the Amended Supplemental Agreement, the Amended Put Option Letter and the Amended Call Option Letter (said transactions being herein referred to as the "OVERALL TRANSACTION" and said instruments, agreements and letters being herein referred to as the "TRANSACTION DOCUMENTS"), and to confirm the manner in which they will treat and report, for U.S. federal and state tax purposes, the Overall Transaction and the Transaction Documents.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. FEDERAL AND STATE TAX CONSEQUENCES(a) . (a) It is expressly agreed that the parties have entered into the Overall Transaction and the Transaction Documents intending such agreements to accomplish a single transaction, and intending such transaction to be characterized as a mere financing for all income tax purposes and intending for the Company to be considered the owner of the Assets for such tax purposes. Arabica and the Company agree that, for all income tax purposes only, the Acquisition Cost to be paid by the Company (whether under Section 1 of Schedule 6(a) to the Amended Lease, pursuant to the Amended Put Option Letter, pursuant to the Amended Call Option Letter, or otherwise) constitutes a payment of principal and the Rental Rate to be paid by the Company (whether under Section 1 of Schedule 6(a) to the Amended Lease, Section 6 of the Amended Lease, or otherwise) constitutes a payment of interest.

      (b) The Company and Arabica agree that the amounts to be paid by the Company to Arabica pursuant to Section 1(a)(iv) of Schedule 6(a) to the Amended Lease shall be adjusted pursuant to Section 1(e) of Schedule 6(a) to the Amended Lease as necessary so that Arabica is reimbursed for the actual costs it incurs in obtaining or causing to be obtained property insurance for the Equipment and performing or causing to be performed Major Maintenance and Required Alterations for the Equipment. The parties acknowledge and agree that payment of this amount by the Company to Arabica and the payment by Arabica to the Company under the Amended Supplemental Agreement of the same amount fully offset each other and are to be disregarded for all income tax purposes.

      (c) Arabica (and any assignee and or any person who holds a participation interest in the Assets, the Amended Lease or any other Transaction Document) and the Company agree to report the tax consequences of the Overall Transaction accomplished pursuant to the Transaction Documents on their respective tax returns (to the extent same are required to be filed) consistently and in accordance with the intended tax treatment described in this Section 1.

      SECTION 2. PERSONAL PROPERTY TAXES. Arabica and the Company hereby agree that to the extent permitted by law (i) the Company will file all returns and other appropriate documentation in regard to personal property taxes on the Assets, (ii) pay all such personal

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property taxes and (iii) reimburse Arabica for any and all such personal property taxes previously paid by Arabica.

      SECTION 3. ASSIGNMENT; EVENT OF DEFAULT. The parties to this Agreement agree that an assignment of either party's interest (i) in the Assets may not be effected without also assigning such party's interest in each Transaction Document to the same assignee and (ii) in any Transaction Document may not be effected without also assigning such party's interest in the Assets and each other Transaction Document to the same assignee. Any assignee of Arabica's interest must be a Registered Holder; each assignee and any Person to which Arabica grants a participation interest shall comply with each of Arabica's agreements and covenants under the Transaction Documents, including without limitation the agreements and covenants in Sections 1 and 2 of this Agreement. A failure by the Company to comply with the terms of this Agreement shall constitute an event for which Arabica may declare an Event of Default under, and subject to the conditions of, Section 23(d) of the Amended Lease.

      SECTION 4. MISCELLANEOUS. This Agreement shall be binding upon, and inure to and for the benefit of, the parties hereto and their respective successors and assigns. The parties hereto agree that this Agreement may not be assigned in whole or in part without the prior written consent of the other party hereto. The parties hereto agree that any assignment of the Amended Lease by any party thereto must include an assignment and assumption of this Agreement. Each communication to be made under this Agreement shall be made in writing in accordance with the notice provisions of the Amended Lease. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The parties agree that the last sentence of Section 32 of the Amended Lease (relating to submission to jurisdiction) and the provisions of Section 34 of the Amended Lease (relating to waiver of jury trial) are incorporated by reference into this Agreement with the same force and effect as if such provisions were set forth herein in full.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                          ARABICA FUNDING, INC.

                          By: /s/ Bernard J. Angelo
                             --------------------------------------------------
                             Name:  Bernard J. Angelo
                             Title: Vice President

                          CARIBOU COFFEE COMPANY, INC.

                          By: /s/ George E. Mileusnic
                             --------------------------------------------------
                             Name:  George E. Mileusnic
                             Title: Chief Financial Officer

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